SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☒    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FLIR SYSTEMS, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒    No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐    Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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To the Shareholders of FLIR Systems, Inc.:

We have discovered an error in the Company’s Proxy Statement dated March 11, 2003. The Proxy Statement incorrectly states that the deadline for submission of shareholder proposals that may be eligible for inclusion in the Company’s 2004 Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 is November 12, 2004. The correct date is November 12, 2003.

Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s Proxy Statement. Additional information regarding submission of shareholder proposals is included in the Proxy Statement on page 17.

We sincerely regret the error and hope that its prompt correction has averted any confusion on the part of our shareholders.

By Order of the Board of Directors,

Earl R. Lewis

Chairman of the Board of Directors

President and Chief Executive Officer

Portland, Oregon

March 13, 2003